Exhibit 99.1

ACI Worldwide, Inc. Reports Financial Results for the
Quarter Ended September 30, 2024

Q3 2024 HIGHLIGHTS
•Revenue up 24% versus Q3 2023
•Net income up 115% versus Q3 2023
•Adjusted EBITDA up 61% versus Q3 2023
•Cash flow from operating activities up 114% versus Q3 2023
•Raising guidance range for full-year 2024

OMAHA, Neb. — November 7, 2024 — ACI Worldwide (NASDAQ: ACIW), an original innovator in global payments technology, announced financial results today for the quarter ended September 30, 2024.

“We are very pleased with our third quarter results and the continued positive momentum in the business. We saw particular strength within our Bank and Merchant segments and are once again raising our full-year outlook,” said Thomas Warsop, president and CEO of ACI Worldwide. “This year the team has done a tremendous job signing renewal contracts earlier in the year. This initiative is enabling our commercial team to spend more time on prospects and winning new business, which has allowed us to outperform our forecasts. Further, signing these new contracts earlier in the year helps reduce the heavy seasonality we have historically seen and simply reduces the risk of attaining our full-year financial guidance.

“Our pipelines remain strong across our segments, and we are well-positioned for future growth as we continue to invest in innovation, execute on our strategy, and deliver value to our customers and shareholders.”

“Our cash flow from operating activities increased 114% over Q3 last year and we exited the quarter with net debt leverage ratio of 1.6x adjusted EBITDA, with approximately $650 million in liquidity,” said Scott Behrens, chief financial officer of ACI Worldwide. “Our strong cash flow growth and our lowest leverage in over a decade, combined with our improved outlook for 2024 and our expectations for continued strength in 2025, enable us to reduce our long-term stated leverage target from 2.5x to 2.0x. We will continue to maintain a disciplined, long-term focused capital allocation strategy that balances re-investment in the business, accretive M&A and share repurchases, while maintaining a strong balance sheet with ample liquidity and financial flexibility.”

FINANCIAL SUMMARY
In Q3 2024, revenue was $452 million, up 24% from Q3 2023. Net income was $81 million, up 115% from $38 million in Q3 2023. Adjusted EBITDA in Q3 2024 was $167 million, up 61% from Q3 2023. Cash flow from operating activities in Q3 2024 was $54 million, up 114% from $25 million in Q3 2023.
•Bank segment revenue increased 43% in Q3 2024 and Bank segment adjusted EBITDA increased 69% versus Q3 2023.
•Merchant segment revenue increased 38% in Q3 2024 and Merchant segment adjusted EBITDA increased 159% versus Q3 2023.
•Biller segment revenue increased 5% in Q3 2024 and Biller segment adjusted EBITDA decreased 21%. Q3 2023 included certain one-time non-recurring margin benefits that did not recur in Q3 2024.

ACI ended Q3 2024 with $178 million in cash on hand and a debt balance of $1 billion, which represents a net debt leverage ratio of 1.6x adjusted EBITDA.

During the quarter the company repurchased approximately 200,000 shares for $8 million in capital and year-to-date 2024 has repurchased approximately 4 million shares for $128 million in capital. At the end of the quarter, the company had $372 million remaining available on the share repurchase authorization.
RAISING 2024 GUIDANCE
For the full year of 2024, we are raising our guidance for both revenue and adjusted EBITDA. We now expect revenue to be in the range of $1.567 billion to $1.601 billion, up from the range of $1.557 billion to $1.591 billion. We now expect adjusted EBITDA to be in the range of $433 million to $448 million, up from the range of $423 million to $438 million.

CONFERENCE CALL TO DISCUSS FINANCIAL RESULTS
Today, management will host a conference call at 8:30 a.m. ET to discuss these results. Interested persons may access a real-time audio broadcast of the teleconference at http://investor.aciworldwide.com/ or use the following number for dial-in participation: toll-free 1 (888) 660-6377 and conference code 3153574.
About ACI Worldwide
ACI Worldwide, an original innovator in global payments technology, delivers transformative software solutions that power intelligent payments orchestration in real time so banks, billers, and merchants can drive growth, while continuously modernizing their payment infrastructures, simply and securely. With nearly 50 years of trusted payments expertise, we combine our global footprint with a local presence to offer enhanced payment experiences to stay ahead of constantly changing payment challenges and opportunities.
© Copyright ACI Worldwide, Inc. 2024.
ACI, ACI Worldwide, ACI Payments, Inc., ACI Pay, Speedpay and all ACI product/solution names are trademarks or registered trademarks of ACI Worldwide, Inc., or one of its subsidiaries, in the United States, other countries or both. Other parties' trademarks referenced are the property of their respective owners.
For more information contact:

Investor Relations
John Kraft
SVP, Head of Strategy and Finance
239-403-4627 / john.kraft@aciworldwide.com

To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the tables, which exclude significant transaction-related expenses, as well as other significant non-cash expenses such as depreciation, amortization, and stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. The presentation of these non-GAAP financial measures should be considered in addition to our GAAP results and are not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP.

We believe that these non-GAAP financial measures reflect an additional way to view aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. Certain non-GAAP measures include:

•Adjusted EBITDA: net income (loss) plus income tax expense (benefit), net interest income (expense), net other income (expense), depreciation, amortization and stock-based compensation, as well as significant transaction-related expenses. Adjusted EBITDA should be considered in addition to, rather than as a substitute for, net income (loss).

•Net Adjusted EBITDA Margin: Adjusted EBITDA divided by revenue net of pass-through interchange revenue. Net Adjusted EBITDA Margin should be considered in addition to, rather than as a substitute for, net income (loss).

•Diluted EPS adjusted for non-cash and significant transaction related items: diluted EPS plus tax effected significant transaction related items, amortization of acquired intangibles and software, and non-cash stock-based compensation. Diluted EPS adjusted for non-cash and significant transaction related items should be considered in addition to, rather than as a substitute for, diluted EPS.

•Recurring Revenue: revenue from software as a service and platform as a service fees and maintenance fees. Recurring revenue should be considered in addition to, rather than as a substitute for, total revenue.

•ARR: New annual recurring revenue expected to be generated from new accounts, new applications, and add-on sales bookings contracts signed in the period.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Generally, forward-looking statements do not relate strictly to historical or current facts and may include words or phrases such as “believes,” “will,” “expects,” “anticipates,” “intends,” and words and phrases of similar impact. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
Forward-looking statements in this press release include, but are not limited to: (i) the continued positive momentum in the business, (ii) our pipelines remain strong across our segments, and we are well-positioned for future growth as we continue to invest in innovation, execute on our strategy, and deliver value to our customers and shareholders, (iii) we will continue to maintain a disciplined, long-term focused capital allocation strategy that balances re-investment in the business, accretive M&A and share repurchases, while maintaining a strong balance sheet with ample liquidity and financial flexibility, and (iv) target leverage and full-year 2024 revenue and adjusted EBITDA financial guidance.
All of the foregoing forward-looking statements are expressly qualified by the risk factors discussed in our filings with the Securities and Exchange Commission. Such factors include, but are not limited to, increased competition, business interruptions or failure of our information technology and communication systems, security breaches or viruses, our ability to attract and retain senior management personnel and skilled technical employees, future acquisitions, strategic partnerships and investments, divestitures and other restructuring activities, implementation and success of our strategy, impact if we convert some or all on-premise licenses from fixed-term to subscription model, anti-takeover provisions, exposure to credit or operating risks arising from certain payment funding methods, customer reluctance to switch to a new vendor, our ability to adequately defend our intellectual property, litigation, consent orders and other compliance agreements, our offshore software development activities, risks from operating internationally, including fluctuations in currency exchange rates, events in eastern Europe and the Middle East, adverse changes in the global economy, compliance of our products with applicable legislation, governmental regulations and industry standards, the complexity of our products and services and the risk that they may contain hidden defects, complex regulations applicable to our payments business, our compliance with privacy and cybersecurity regulations, exposure to unknown tax liabilities, changes in tax laws and regulations, consolidations and failures in the financial services industry, volatility in our stock price, demand for our products, failure to obtain renewals of customer contracts or to obtain such renewals on favorable terms, delay or cancellation of customer projects or inaccurate project completion estimates, impairment of our goodwill or intangible assets, the accuracy of management’s backlog estimates, the cyclical nature of our revenue and earnings and the accuracy of forecasts due to the concentration of revenue-generating activity during the final weeks of each quarter, restrictions and other financial covenants in our debt agreements, our existing levels of debt, events outside of our control including natural disasters, wars, and outbreaks of disease, and revenues or revenue mix. For a detailed discussion of these risk factors, parties that are relying on the forward-looking statements should review our filings with the Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

ACI WORLDWIDE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands)

	September 30, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$177,860	$164,239
Receivables, net of allowances	424,518	452,337
Settlement assets	428,479	723,039
Prepaid expenses	31,878	31,479
Other current assets	22,865	35,551
Total current assets	1,085,600	1,406,645
Noncurrent assets
Accrued receivables, net	338,977	313,983
Property and equipment, net	31,441	37,856
Operating lease right-of-use assets	29,181	34,338
Software, net	90,313	108,418
Goodwill	1,226,026	1,226,026
Intangible assets, net	172,310	195,646
Deferred income taxes, net	64,674	58,499
Other noncurrent assets	54,463	63,328
TOTAL ASSETS	$3,092,985	$3,444,739
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$47,912	$45,964
Settlement liabilities	428,080	721,164
Employee compensation	42,806	53,892
Current portion of long-term debt	34,910	74,405
Deferred revenue	68,550	59,580
Other current liabilities	75,036	82,244
Total current liabilities	697,294	1,037,249
Noncurrent liabilities
Deferred revenue	19,315	24,780
Long-term debt	959,387	963,599
Deferred income taxes, net	38,439	40,735
Operating lease liabilities	23,601	29,074
Other noncurrent liabilities	25,319	25,005
Total liabilities	1,763,355	2,120,442
Commitments and contingencies
Stockholders’ equity
Preferred stock	—	—
Common stock	702	702
Additional paid-in capital	725,724	712,994
Retained earnings	1,499,530	1,394,967
Treasury stock	(791,353)	(674,896)
Accumulated other comprehensive loss	(104,973)	(109,470)
Total stockholders’ equity	1,329,630	1,324,297
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,092,985	$3,444,739

ACI WORLDWIDE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues
Software as a service and platform as a service	$223,367	$211,369	$674,498	$625,975
License	157,429	79,679	252,984	142,681
Maintenance	47,559	51,942	144,046	153,436
Services	23,397	20,025	69,722	53,924
Total revenues	451,752	363,015	1,141,250	976,016
Operating expenses
Cost of revenue (1)	197,351	177,625	591,696	537,522
Research and development	37,660	33,739	108,063	106,122
Selling and marketing	28,691	29,442	83,992	98,166
General and administrative	33,949	29,821	84,942	92,675
Depreciation and amortization	31,515	30,464	86,710	93,439
Total operating expenses	329,166	301,091	955,403	927,924
Operating income	122,586	61,924	185,847	48,092
Other income (expense)
Interest expense	(18,356)	(19,840)	(55,837)	(58,641)
Interest income	3,871	3,495	11,833	10,458
Other, net	(823)	1,084	(1,692)	(6,403)
Total other income (expense)	(15,308)	(15,261)	(45,696)	(54,586)
Income (loss) before income taxes	107,278	46,663	140,151	(6,494)
Income tax expense (benefit)	25,851	8,752	35,588	(5,387)
Net income (loss)	$81,427	$37,911	$104,563	$(1,107)
Income (loss) per common share
Basic	$0.78	$0.35	$0.99	$(0.01)
Diluted	$0.77	$0.35	$0.98	$(0.01)
Weighted average common shares outstanding
Basic	104,770	108,667	105,651	108,428
Diluted	106,018	108,933	106,552	108,428
(1) The cost of revenue excludes charges for depreciation and amortization.

ACI WORLDWIDE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Cash flows from operating activities:
Net income (loss)	$81,427	$37,911	$104,563	$(1,107)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Depreciation	7,804	5,631	14,999	18,722
Amortization	23,711	24,832	71,711	74,716
Amortization of operating lease right-of-use assets	2,338	2,699	7,337	9,190
Amortization of deferred debt issuance costs	659	923	2,257	3,415
Deferred income taxes	(3,745)	(2,566)	(2,229)	(25,207)
Stock-based compensation expense	11,346	6,822	30,165	17,537
Other	2,247	1,857	180	2,168
Changes in operating assets and liabilities:
Receivables	(95,899)	(39,844)	3,699	42,012
Accounts payable	(4,091)	(5,244)	758	(7,198)
Accrued employee compensation	8,759	1,749	(11,125)	(2,879)
Deferred revenue	(6,433)	(8,296)	1,884	4,404
Other current and noncurrent assets and liabilities	25,885	(1,208)	8,067	(52,999)
Net cash flows from operating activities	54,008	25,266	232,266	82,774
Cash flows from investing activities:
Purchases of property and equipment	(3,509)	(3,380)	(8,463)	(7,956)
Purchases of software and distribution rights	(4,154)	(7,550)	(23,178)	(22,571)
Net cash flows from investing activities	(7,663)	(10,930)	(31,641)	(30,527)
Cash flows from financing activities:
Proceeds from issuance of common stock	732	696	2,129	2,122
Proceeds from exercises of stock options	1,202	263	1,954	3,132
Repurchase of stock-based compensation awards for tax withholdings	(2,960)	(883)	(9,299)	(4,203)
Repurchases of common stock	(7,996)	—	(127,670)	—
Proceeds from revolving credit facility	20,000	20,000	184,000	75,000
Repayment of revolving credit facility	(25,000)	(6,000)	(177,000)	(51,000)
Proceeds from term portion of credit agreement	—	—	500,000	—
Repayment of term portion of credit agreement	(9,375)	(19,475)	(547,823)	(53,556)
Payments on or proceeds from other debt, net	(630)	(643)	(9,299)	(12,473)
Payments for debt issuance costs	—	—	(5,141)	(2,160)
Net increase (decrease) in settlement assets and liabilities	23,855	19,452	17,704	(4,635)
Net cash flows from financing activities	(172)	13,410	(170,445)	(47,773)
Effect of exchange rate fluctuations on cash	(1,621)	(1,039)	(331)	4,388
Net increase in cash and cash equivalents	44,552	26,707	29,849	8,862
Cash and cash equivalents, including settlement deposits, beginning of period	224,118	196,827	238,821	214,672
Cash and cash equivalents, including settlement deposits, end of period	$268,670	$223,534	$268,670	$223,534
Reconciliation of cash and cash equivalents to the Consolidated Balance Sheets
Cash and cash equivalents	$177,860	$139,520	$177,860	$139,520
Settlement deposits	90,810	84,014	90,810	84,014
Total cash and cash equivalents	$268,670	$223,534	$268,670	$223,534

	Three Months Ended September 30,		Nine Months Ended September 30,
Adjusted EBITDA (millions)	2024	2023	2024	2023
Net income (loss)	$81.4	$37.9	$104.6	$(1.1)
Plus:
Income tax expense (benefit)	25.9	8.7	35.6	(5.4)
Net interest expense	14.5	16.4	44.0	48.2
Net other (income) expense	0.8	(1.1)	1.7	6.4
Depreciation expense	7.8	5.6	15.0	18.7
Amortization expense	23.7	24.8	71.7	74.7
Non-cash stock-based compensation expense	11.3	6.8	30.2	17.5
Adjusted EBITDA before significant transaction-related expenses	$165.4	$99.1	$302.8	$159.0
Significant transaction-related expenses:
Cost reduction strategies	1.2	3.8	4.3	19.7
European datacenter migration	—	0.4	—	2.6
Other	0.3	0.1	1.0	4.4
Adjusted EBITDA	$166.9	$103.4	$308.1	$185.7
Revenue, net of interchange:
Revenue	$451.8	$363.0	$1,141.3	$976.0
Interchange	117.1	102.7	353.6	315.0
Revenue, net of interchange	$334.7	$260.3	$787.7	$661.0

Net Adjusted EBITDA Margin	50%	40%	39%	28%

	Three Months Ended September 30,		Nine Months Ended September 30,
Segment Information (millions)	2024	2023	2024	2023
Revenue
Banks	$222.0	$155.7	$471.1	$361.2
Merchants	50.2	36.3	123.9	107.6
Billers	179.6	171.0	546.3	507.2
Total	$451.8	$363.0	$1,141.3	$976.0
Recurring Revenue
Banks	$55.6	$58.2	$167.1	$171.2
Merchants	35.7	34.1	105.1	101.0
Billers	179.6	171.0	546.3	507.2
Total	$270.9	$263.3	$818.5	$779.4
Segment Adjusted EBITDA
Banks	$153.9	$91.0	$274.8	$167.3
Merchants	26.7	10.3	52.7	26.8
Billers	30.9	39.2	99.1	100.1

Note: Amounts may not recalculate due to rounding.

	Three Months Ended September 30,
	2024		2023
EPS Impact of Non-cash and Significant Transaction-related Items (millions)	EPS Impact	$ in Millions (Net of Tax)	EPS Impact	$ in Millions (Net of Tax)
GAAP net income	$0.77	$81.4	$0.35	$37.9
Adjusted for:
Significant transaction-related expenses	0.04	4.5	0.03	3.3
Amortization of acquisition-related intangibles	0.05	5.4	0.06	6.4
Amortization of acquisition-related software	0.03	3.4	0.03	3.8
Non-cash stock-based compensation	0.08	8.6	0.05	5.2
Total adjustments	$0.20	$21.9	$0.17	$18.7
Diluted EPS adjusted for non-cash and significant transaction-related items	$0.97	$103.3	$0.52	$56.6

	Nine Months Ended September 30,
	2024		2023
EPS Impact of Non-cash and Significant Transaction-related Items (millions)	EPS Impact	$ in Millions (Net of Tax)	EPS Impact	$ in Millions (Net of Tax)
GAAP net income (loss)	$0.98	$104.6	$(0.01)	$(1.1)
Adjusted for:
Significant transaction-related expenses	0.07	7.4	0.19	20.4
Amortization of acquisition-related intangibles	0.17	18.1	0.18	19.3
Amortization of acquisition-related software	0.09	10.1	0.11	12.0
Non-cash stock-based compensation	0.21	22.9	0.12	13.3
Total adjustments	$0.54	$58.5	$0.60	$65.0
Diluted EPS adjusted for non-cash and significant transaction-related items	$1.52	$163.1	$0.59	$63.9

	Three Months Ended September 30,		Nine Months Ended September 30,
Recurring Revenue (millions)	2024	2023	2024	2023
SaaS and PaaS fees	$223.4	$211.4	$674.5	$626.0
Maintenance fees	47.5	51.9	144.0	153.4
Recurring Revenue	$270.9	$263.3	$818.5	$779.4

New Bookings (millions)	Three Months Ended September 30,		TTM Ended September 30,
	2024	2023	2024	2023
Annual recurring revenue (ARR) bookings	$11.1	$20.5	$59.3	$84.9
License and services bookings	67.0	54.1	281.5	224.5

Note: Amounts may not recalculate due to rounding.